EXHIBIT 10.1

AXT, INC.

2025 EQUITY INCENTIVE PLAN

1.	Introduction
(a)

Purposes of the Plan. The purposes of this Plan are to (a) attract and retain the best available personnel for positions of substantial responsibility, (b) provide additional incentive to Employees, Directors and Consultants, (c) promote the success of the Company’s business, and (d) replace the AXT, Inc. 2015 Equity Incentive Plan (the “2015 Plan”). Notwithstanding anything herein to the contrary, the adoption of this Plan does not affect any awards granted under the 2015 Plan. All such awards continue to be governed by the terms and conditions of the 2015 Plan as if this Plan had not been adopted.

(b)

Effective Date. The Plan is effective as of April 2, 2025 (the “Effective Date”), subject to approval of the Plan by stockholders of the Company pursuant to Section 26 of this Plan. It is expressly intended that the Effective Date be the date as of which the Board approves the Plan.

(c)

Types of Awards. The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, At-Risk, Performance Shares and other stock or cash Awards as the Administrator may determine. All Awards granted before the date on which the stockholders approve the Plan pursuant to Section 26 shall be expressly subject to such stockholder approval. For the avoidance of doubt, no Award may be exercised or settled unless and until such stockholder approval is obtained.

2.	Definitions

As used herein, the following definitions will apply:

(a)

Administrator means the Board, or if a Committee has been duly appointed by the Board (or a duly authorized committee thereof) to administer the Plan, then such Committee. References to the Administrator shall be deemed to refer to the Committee if one has been appointed, or to the Board if no such delegation has occurred, all in accordance with Section 4 of the Plan.

(b)

Affiliate means (1) an entity, other than a Parent, that directly, or indirectly through one or more intermediary entities, controls the Company or (2) an entity, other than a Subsidiary, that is controlled by the Company directly, or indirectly through one or more intermediary entities. For this purpose, the term “control” (including the term “controlled by”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the relevant entity, whether through the ownership of voting securities, by contract or otherwise; or as such term is otherwise defined for purposes of registration on Form S-8 under the Securities Act.

(c)

Applicable Laws means the legal and regulatory requirements relating to the administration of equity-based awards, including but not limited to U.S. federal and state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any non-U.S. country or jurisdiction where Awards are, or will be, granted under the Plan.

(d)

At-Risk, Performance Share means an Award denominated in Shares which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine pursuant to Section 10.

(e)

Award means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, At-Risk, Performance Shares and other stock or cash awards as the Administrator may determine.

(f)

Award Agreement means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(g)	Board means the Board of Directors of the Company.
(h)

Cause means, except as provided in the applicable Award Agreement, (1) an unauthorized use or disclosure by Participant of the Company’s confidential information or trade secrets, (2) a material breach of any agreement between Participant and the Company, (3) a material failure to comply with the Company’s written policies or rules that has caused or is reasonably likely to cause injury to the Company, its successor, or its affiliates, or any of their business, (4) conviction of, or plea of “guilty” or “no contest” to, a felony under the laws of the United States or any state thereof, (5) willful misconduct that has caused or is reasonably likely to cause injury to the Company, its successor, or its affiliates, or any of their businesses, (6) embezzlement, (7) failure to cooperate with the Company in any investigation or formal proceeding if the Company has requested Participant’s reasonable cooperation, (8) violation of any applicable federal, state or foreign statutes or laws that govern or regulate employment, pharmaceutical drugs or securities, including but not limited to the laws enforced by the federal Equal Employment Opportunity Commission, Department of Labor, Food and Drug Administration, Securities and Exchange Commission and Department of Justice or (9) a continued failure to perform assigned duties after receiving written notification of such failure from the Company’s Chief Executive Officer or Board; provided that Participant must be provided with written notice of Participant’s termination for “Cause” and Participant must be provided with a thirty (30) day period following Participant’s receipt of such notice to cure the event(s) that trigger “Cause,” with the Company’s Chief Executive Officer or Board making the final determination whether Participant has cured any Cause. The determination as to whether a Participant is being terminated for Cause shall be made in good faith by the Company and shall be final and binding on the Participant. This definition does not in any way limit the Company’s or any Parent’s or Subsidiary’s ability to terminate a Participant’s employment or services at any time.

(i)	Change in Control means the occurrence of any of the following events:
(1)

A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control; provided, however, that for purposes of this subsection (1), (i) the acquisition of beneficial ownership of additional stock by any one Person who is considered to beneficially own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control; and (ii) if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of fifty percent (50%) or more of the total voting power of the stock of the Company or of the ultimate parent entity of the Company, such event will not be considered a Change in Control under this subsection (1). For this purpose, indirect beneficial ownership will include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities;

(2)

A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (2), if any

Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(3)

A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (3), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (i) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (ii) a transfer of assets by the Company to: (A) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (B) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (C) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (D) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (3)(ii)(C). For purposes of this subsection (3), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this definition, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (1) its sole purpose is to change the state of the Company’s incorporation, or (2) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the Persons who held the Company’s securities immediately before such transaction. In all events, a Change in Control hereunder is intended to comply and be interpreted consistently with the definition of such in Treasury Regulation Section 1.409A-3(i)(5).

(j)

Code means the U.S. Internal Revenue Code of 1986, as amended. Reference to a section of the Code or regulation thereunder will include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending supplementing or superseding such section or regulation.

(k)

Committee means a committee of Directors, or such other individuals as may be permitted by Applicable Laws, appointed by the Board (or a duly authorized committee of the Board) to administer the Plan, in accordance with Section 4 of the Plan.

(l)	Common Stock means the common stock of the Company.
(m)	Company means AXT, Inc., a Delaware corporation, or any successor thereto.
(n)

Consultant means any natural person, including an advisor, engaged by the Company or a Parent, Affiliate or Subsidiary to render bona fide services to such entity, provided the services: (1) are not in connection with the offer or sale of securities in a capital-raising transaction, and (2) do not directly promote or maintain a market for the Company’s securities, in each case, within the meaning of Form S-8 promulgated under the Securities Act, and provided, further, that a Consultant will include only those persons to whom the issuance of Shares may be registered under Form S-8 promulgated under the Securities Act.

(o)	Determination Date means the latest date by which the Administrator may establish or modify Performance Goals for an Award, as determined in its discretion; provided, however, that the

Determination Date for any Award determined to be subject to Code Section 409A shall be no later than the latest date permitted thereunder. For purposes of clarification and not limitation, the Determination Date for any Award subject to Code Section 409A shall be no later than the last date as of which outcomes remain substantially uncertain.

(p)	Director means a member of the Board.
(q)

Disability means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(r)

Dividend Equivalent means a credit, payable in cash or Shares, made at the discretion of the Administrator or as otherwise provided by the Plan, to the account of a Participant in an amount equal to the cash dividends paid on one Share for each Share represented by an Award held by such Participant. Dividend Equivalents may be subject to the same vesting restrictions as the related Shares subject to an Award, at the discretion of the Administrator.

(s)

Employee means, except as otherwise provided herein, any individual who is classified as a common law employee on the payroll records of the Company, or of any Parent, Subsidiary, or Affiliate, as determined by the Administrator in its sole discretion and in accordance with Applicable Laws. Notwithstanding the foregoing, for purposes of a grant of Incentive Stock Options, only individuals who are employed by the Company or by a Parent, Subsidiary, or Affiliate that satisfies the requirements of Code Section 422 (concerning Incentive Stock Options) shall be eligible to receive Incentive Stock Options. A Director or Consultant shall not be considered an Employee unless such individual is also employed in a separate capacity as a common law employee. Service as a Director or the receipt of director’s fees alone shall not constitute employment for purposes of the Plan. In all events, an individual shall not be treated as an Employee for purposes of the Plan if classified as an independent contractor, consultant, or other non-employee by the applicable employer, regardless of any contrary classification by a governmental agency, court, or other third party.

(t)	Exchange Act means the U.S. Securities Exchange Act of 1934, as amended.
(u)

Exchange Program means a program under which (1) outstanding Awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (2) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (3) the exercise price of an outstanding Award is increased or reduced. The Administrator may not implement an Exchange Program.

(v)	Fair Market Value means, as of any date, the value of Common Stock determined as follows:
(1)

If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market of The NASDAQ Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(2)

If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(3)	In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.
(w)	Fiscal Year means the fiscal year of the Company.
(x)	Full Value Award means any Award granted with a per Share exercise price less than the Fair Market Value per Share on the date of grant of such Award.
(y)	Incentive Stock Option means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.
(z)	Inside Director means a Director who is an Employee.
(aa)

Non-Employee Director means a Director as defined in Rule 16b-3(b)(3)(i) promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission and shall refer to a Non-Employee Director of the Company or any Subsidiary of the Company who is not an employee of the Company or any Subsidiary.

(bb)	Nonstatutory Stock Option means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.
(cc)	Officer means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
(dd)	Option means a stock option granted pursuant to the Plan.
(ee)	Parent means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
(ff)	Participant means the holder of an outstanding Award.
(gg)

Performance Goals means the targeted level or levels of achievement relating to one or more business criteria, as determined by the Administrator, that must be attained for the granting and/or vesting of Awards of Restricted Stock, Restricted Stock Units, At-Risk, Performance Shares, Performance Units, or other incentives under the Plan. The specific business criteria, methods for measuring, and related procedures applicable to Performance Goals are further described in Section 12 of this Plan.

(hh)	Performance Period means the time period of any Fiscal Year of the Company or such other period as determined by the Administrator in its sole discretion.
(ii)

Performance Unit means an Award which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10.

(jj)

Period of Restriction means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, continued service, the achievement of target levels of performance, the achievement of Performance Goals, or the occurrence of other events as determined by the Administrator.

(kk)	Plan means this AXT, Inc. 2025 Equity Incentive Plan.

(ll)	Restricted Stock means Shares issued pursuant to a Restricted Stock Award under Section 7 of the Plan, or issued pursuant to the early exercise of an Option.

(mm) Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 8. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(nn)	Rule 16b-3 means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.
(oo)	Section 16(b) means Section 16(b) of the Exchange Act.
(pp)	Securities Act means the U.S. Securities Act of 1933, as amended.
(qq)	Service Provider means an Employee, Director or Consultant.
(rr)	Share means a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.
(ss)	Stock Appreciation Right means an Award, granted alone or in connection with an Option, that pursuant to Section 9 is designated as a Stock Appreciation Right.
(tt)	Subsidiary means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.
(uu)	Successor Corporation has the meaning given to such term in Section 15(c) of the Plan.
3.	Stock Subject to the Plan
(a)	Stock Subject to the Plan. Subject to adjustment as provided in Section 15 of the Plan, the total number of Shares authorized for issuance under this Plan shall be equal to:
(1)	Any Shares that remain available for future grants under the 2015 Plan as of the date this Plan is approved by the Company’s stockholders pursuant to Section 26 of the Plan; and
(2)

Any Shares subject to outstanding awards granted under the 2015 Plan that, on or after the date this Plan is approved by the Company’s stockholders pursuant to Section 26 of the Plan, expire, are forfeited, or otherwise terminate without having been exercised or settled in full (or are repurchased by the Company).

For purposes of clarification and not limitation, the total Shares available for issuance under the 2015 Plan (as referenced in subsection (a)(1) of this Section) as of December 31, 2024, is 3,733,401.

(b)

Full Value Awards. Any Shares subject to Full Value Awards will be counted against the numerical limits of this Section 3 as one and one-half Shares for each Share subject thereto. Further, if Shares acquired pursuant to any Full Value Award are forfeited or repurchased by the Company and otherwise would return to the Plan pursuant to Section 3(c), one and one-half times the number of Shares so forfeited or repurchased will return to the Plan and will become available again for issuance. For purposes of clarity, if Shares subject to any awards granted under the 2015 Plan with a per share exercise price less than the fair market value of the underlying share on the date of grant are forfeited to or repurchased by the Company and otherwise would return to the Plan as set forth in Section 3(a), such Shares will return to the Plan and will become available again for issuance at the same rate at which such Shares previously had reduced the Shares available for issuance under the 2015 Plan (for example, a restricted stock award that had reduced the 2015 Plan’s share reserve by two Shares for each one Share actually subject to the award that is forfeited to the Company, will increase the Shares available for issuance under the Plan by two Shares for each one Share actually forfeited).

(c)

Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Restricted Stock Units, Performance Units or At-Risk, Performance Shares, is forfeited to or repurchased by the Company, the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to Stock Appreciation Rights, all the Shares covered by the Award (that is, Shares issued pursuant to a Stock Appreciation Right, as well as the Shares that represent payment of the exercise price) will cease to be available under the Plan. Shares that actually have been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units, At-Risk, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Plan. Shares used to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will not become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 15, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan pursuant to Section 3(c).

(d)	Share Reserve. At all times during the term of this Plan the Company shall reserve and keep available a sufficient number of Shares to satisfy the requirements of the Plan.
4.	Administration of the Plan
(a)	Procedure.
(1)	Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.
(2)

Non-Employee Directors. To the extent an Award is intended to qualify for the exemption from Section 16(b) of the Exchange Act that is available under Rule 16b-3 of the Exchange Act, the Award will be granted by the Board or a Committee that consists solely of two or more Non-Employee Directors, as determined under Rule 16b-3(b)(3) of the Exchange Act and thereafter any action establishing or modifying the terms of the Award will be approved by the Board or a Committee meeting such requirements to the extent necessary for such exemption to remain available.

(3)	Other Administration. Other than as provided above, the Plan will be administered by (i) the Board, or (ii) a Committee, which committee will be constituted to satisfy Applicable Laws.
(4)

Delegation of Authority for Day-to-Day Administration. Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time.

(b)

Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(1)	to determine the Fair Market Value;

(2)	to select the Service Providers to whom Awards may be granted hereunder;
(3)	to determine the number of Shares to be covered by each Award granted hereunder;
(4)	to approve forms of Award Agreements for use under the Plan;
(5)

to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

(6)	to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;
(7)

to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws;

(8)

to modify or amend each Award (subject to Section 20(c) of the Plan), including, but not limited to, the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option (subject to Section 6(c) of the Plan regarding Incentive Stock Options);

(9)	to allow Participants to satisfy tax withholding obligations in such manner as prescribed in Section 16 of the Plan;
(10)	to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;
(11)	to determine whether Awards (other than Options and Stock Appreciation Rights) will be adjusted for Dividend Equivalents;
(12)

to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that otherwise would be due to such Participant under an Award pursuant to such procedures as the Administrator may determine;

(13)

to impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an Award, including without limitation, (i) restrictions under an insider trading policy, and (ii) restrictions as to the use of a specified brokerage firm for such resales or other transfers;

(14)

to require that Participant’s rights, payments and benefits with respect to an Award (including amounts received upon the settlement or exercise of an Award) will be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award, as may be specified in an Award Agreement at the time of the Award, or later if (i) Applicable Laws require the Company to adopt a policy requiring such reduction, cancellation, forfeiture or recoupment, or (ii) pursuant to an amendment of an outstanding Award; and

(15)	to make all other determinations it deems necessary or advisable for administering the Plan, where the Administrator shall have full discretionary and final authority to make all such determinations.

(c)	Exchange Program. The Administrator may not institute an Exchange Program.
(d)

Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards and will be given the maximum deference permitted by law.

(e)

Non-U.S. Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws and practices in other countries in which the Company, its Subsidiaries, and Affiliates operate or have Employees or other individuals eligible for Awards, the Administrator, in its sole discretion, will have the power and authority to: (1) determine which Subsidiaries and Affiliates will be covered by the Plan; (2) determine which individuals outside the United States are eligible to participate in the Plan, which may include individuals who provide services to the Company, Subsidiary or Affiliate under an agreement with a foreign nation or agency; (3) modify the terms and conditions of any Award granted to individuals outside the United States or foreign nationals to comply with applicable foreign laws, policies, customs, and practices; (4) establish subplans and modify exercise procedures, vesting conditions, and other terms and procedures to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications will be attached to this Plan as appendices, if necessary); and (5) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals, provided, however, that no action taken under this Section will increase the Share limitations contained in Section 3(a) hereof. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards will be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law

5.	Eligibility

Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, At-Risk, Performance Shares, Performance Units and such other cash or stock Awards as the Administrator determines in its sole discretion may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6.	Stock Options
(a)

Limitations. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), the portion of the Options falling within such limit will be Incentive Stock Options and the excess Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted. If the Code or the regulations promulgated thereunder are amended after the Effective Date to provide for a different limit on the Fair Market Value of Shares permitted to be subject to Incentive Stock Options, such different limit will be automatically incorporated herein and will apply to any Options granted after the Effective Date of such amendment.

(b)	Number of Shares. The Administrator will have complete discretion to determine the number of Shares subject to Options granted to any Participant.
(c)

Term of Option. The Administrator will determine the term of each Option in its sole discretion; provided, however, that the term will be no more than ten (10) years from the date of grant thereof. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(d)	Option Exercise Price and Consideration.
(1)

Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator but will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. In addition, in the case of an Incentive Stock Option granted to an Employee of the Company or any Parent or Subsidiary who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(2)

Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(3)

Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. The acceptable form of consideration for exercising an Option may consist entirely of: (i) cash; (ii) check; (iii) promissory note, to the extent permitted by Applicable Laws, (iv) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (v) consideration received by the Company under a broker-assisted (or other) cashless exercise program implemented by the Company in connection with the Plan; (vi) by net exercise; (vii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (viii) any combination of the foregoing methods of payment.

(e)	Exercise of Option.
(1)

Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will vest and be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan.

Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(2)

Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(3)

Termination for Cause. If a Participant’s employment is terminated for Cause, as defined in this Plan, then all the Participant’s Options, whether or not vested, shall immediately terminate and be forfeited as of the effective date of such termination.

(4)

Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(5)

Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(f)

Modification, Extension or Renewal. The Committee may modify, extend, or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted. Any outstanding Incentive Stock Option that is modified, extended, renewed, or otherwise altered will be treated in accordance with Section 424(h) of the Code. Subject to Section 17 of this Plan, by written notice to affected Participants, the Committee may reduce the exercise price of outstanding Options without the consent of such Participants, provided, however, that the exercise price may not be reduced below the Fair Market Value on the date the action is taken to reduce the exercise price.

(g)

No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to Incentive Stock Options will be interpreted, amended, or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any Incentive Stock Option under Section 422 of the Code, other than upon a Change in Control.

7.	Restricted Stock
(a)

Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b)

Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction (if any), the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.

(c)

Transferability. Except as provided in this Section 7 or the Award Agreement, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d)	Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.
(e)

Removal of Restrictions. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine at its sole discretion. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f)

Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g)

Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(h)

Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

(i)

Performance-Based Award Restrictions. For purposes of qualifying grants of Restricted Stock as Performance-Based Awards under Section 12, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. The Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure such grants of Restricted Stock qualify as Performance-Based Awards.

(j)

Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s service terminates (unless determined otherwise by the Administrator).

8.	Restricted Stock Units
(a)

Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. Each Restricted Stock Unit grant will be evidenced by an Award Agreement that will specify such other terms and conditions as the Administrator, in its sole discretion, will determine, including all terms, conditions, and restrictions related to the grant, the number of Restricted Stock Units and the form of payout, which, subject to Section 8(d), may be left to the discretion of the Administrator.

(b)

Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. Each Award of Restricted Stock Units will be evidenced by an Award Agreement that will specify the vesting criteria, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(c)

Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as specified in the Award Agreement. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws or any other basis determined by the Administrator in its discretion. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(d)

Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may pay earned Restricted Stock Units in cash, Shares, or a combination of both. Shares represented by Restricted Stock Units that are fully paid in cash again will be available for grant under the Plan.

(e)	Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.
(f)

Performance-Based Award Restrictions. For purposes of qualifying grants of Restricted Stock Units as Performance-Based Awards under Section 12, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. The Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure such grants of Restricted Stock Units qualify as Performance-Based Awards.

9.	Stock Appreciation Rights
(a)

Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b)

Type of Stock Appreciation Rights Authorized. Awards of Stock Appreciation Rights may be granted in tandem with all or any portion of a related Option (a “Tandem SAR”) or may be granted independently of any Option (a “Freestanding SAR”). A Tandem SAR may be granted either concurrently with the grant of the related Option or at any time thereafter prior to the complete exercise, termination, expiration or cancellation of the related Option.

(c)	Number of Shares. The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Service Provider.
(d)

Exercise Price and Other Terms. The Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan, provided, however, that (1) the per Share exercise price of a Tandem SAR will be the per Share exercise price of the related Option and (2) the per Share exercise price of a Freestanding SAR will be not less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant. Further, Tandem SARs will be exercisable only at the time and to the extent, and only to the extent, that the related Option is exercisable, subject to such provisions as the Administrator may specify (including if the Tandem SAR is granted with respect to less than the full number of Shares subject to the related Option).

(e)

Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(f)

Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement; provided, however, that the term will be no more than ten (10) years from the date of grant thereof. Notwithstanding the foregoing, the rules of Section 6(e) also will apply to Stock Appreciation Rights.

(g)

Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount (the “Payout Amount”) determined by multiplying:

(1)	The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times
(2)	The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares (which, on the date of exercise, have an aggregate Fair Market Value equal to the Payout Amount), or in some combination thereof.

10.	Performance Units and At-Risk, Performance Shares
(a)

Grant of Performance Units/Shares. Performance Units and At-Risk, Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units and At-Risk, Performance Shares granted to each Participant.

(b)

Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each At-Risk, Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c)

Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Participant. Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

(d)

Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.

(e)

Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

(f)

Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company and again will be available for grant under the Plan.

(g)

Performance-Based Award Restrictions. For purposes of qualifying grants of Performance Units/Shares as Performance-Based Awards under Section 12, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. The Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure such grants of Performance Units/Shares qualify as Performance-Based Awards.

11.	Dividend Equivalents
(a)

General. The Administrator, in its discretion, may provide in the Award Agreement evidencing any Award that the Participant will be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Shares having a record date prior to the date on which the Awards are settled or forfeited. The Dividend Equivalents, if any, will be credited to an Award in such manner and subject to such terms and conditions as determined by the Administrator in its sole discretion. In the event of a dividend or distribution paid in Shares or any other adjustment made upon a change in the capital structure of the Company as described in Section 15, appropriate adjustments will be made to the Participant’s Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would be entitled by reason of the consideration issuable upon settlement of the Award, and all such new, substituted or additional securities or other property will be immediately subject to the same vesting and settlement conditions as are applicable to the Award.

(b)

Performance Conditions for Dividend Equivalents. Dividend Equivalents will be subject to the same performance conditions and limits set forth in the underlying Restricted Stock Unit, At-Risk, Performance Share or Performance Unit Award as set forth in Sections 8 and 10, as applicable, hereof.

(c)

Vesting. Notwithstanding anything to the contrary in this Plan or any Award Agreement, no Dividend Equivalents shall be paid or settled with respect to any Award that is subject to vesting conditions (including, without limitation, any Restricted Stock Units, Performance Shares, or Performance Units), unless and until the underlying Award vests in accordance with its terms. Dividend Equivalents may be credited during the vesting period, provided that any such credited amounts shall be subject to the same vesting and forfeiture terms as the underlying Award.

12.	Performance-Based Awards
(a)	General. The Administrator may grant Awards that are subject to performance criteria to align with Company objectives.
(b)

Performance Goals. The granting and/or vesting of Awards of Restricted Stock, Restricted Stock Units, At-Risk, Performance Shares and Performance Units and other incentives under the Plan may be made subject to the attainment of one or more Performance Goals, as determined by the Administrator in its sole discretion. The applicable business criteria and methods for measuring Performance Goals include, by way of example and not limitation, the following and may be applied individually or in combination, and in such manner as the Administrator may determine it its sole discretion: sales revenue; gross margin; operating margin; operating income; pre-tax profit; earnings before stock-based compensation expense; interest, taxes and depreciation and amortization; earnings before interest, taxes and depreciation and amortization; earnings before interest and taxes; net income; expenses; the market price of the Stock; stock price; earnings per share; return on stockholder equity; return on capital; return on net assets; economic value added; market share; customer service; customer satisfaction; safety; total stockholder return; free cash flow; net operating income; operating cash flow; return on investment; employee satisfaction; employee retention; balance of cash, cash equivalents and marketable securities; product development; research and development expenses; completion of an identified special project; completion of a joint venture or other corporate transaction; inventory balance; or inventory turnover ratio. Any criteria used may be measured, as applicable, in absolute terms; in combination with another Performance Goal or Goals (for example, but not by way of limitation, as a ratio or matrix); in relative terms (including, but not limited to, results for other periods, passage of time and/or against another company or companies or an index or indices); on a per-share or per-capita basis; against the performance of the Company as a whole or a segment of the Company (including, but not limited to, any combination of the Company and any subsidiary, division, business unit, joint venture, Affiliate and/or other segment); and/or on a pre-tax or after-tax basis. The Performance Goals may differ from Participant to Participant and from Award to Award. Prior to the Determination Date, the Administrator will determine whether any significant element(s) will be included in or excluded from the calculation of any Performance Goal with respect to any Participant. In all other respects, Performance Goals will be calculated in accordance with the Company’s financial statements, generally accepted accounting principles, or under a methodology established by the Administrator prior to the issuance of an Award.

(c)

Procedures. By no later than the applicable Determination Date, the Administrator will, in writing, (1) designate one or more Participants to whom an Award will be made, (2) select the Performance Goals applicable to the Performance Period, (3) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (4) specify the relationship between Performance Goals and the amounts of such Awards, as applicable, to be earned by each Participant for such Performance Period. Following the completion of each Performance Period, the Administrator will certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amounts earned by a Participant, the Administrator will have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the Performance Period. A Participant will be eligible to receive payment pursuant to an Award for a Performance Period only if the Performance Goals for such period are achieved.

13.	Leaves of Absence/Transfer Between Locations

Unless otherwise required by Applicable Laws or determined by the Administrator, vesting of Awards will be suspended during any unpaid leave of absence. A Participant will not be considered to have ceased employment due to (a) a Company-approved leave of absence or (b) a transfer within the Company, its Parent, Subsidiary, or Affiliate; provided, however, that a transfer to an Affiliate may be treated as a termination for Incentive Stock Option purposes. With respect to Incentive Stock Options, any leave may not exceed three (3) months unless reemployment is guaranteed by statute or contract. If reemployment is not guaranteed, any Incentive Stock Option held by the Participant will be treated as a Nonstatutory Stock Option six (6) months after the leave begins.

14.	Transferability of Awards

Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

15.	Adjustments; Dissolution or Liquidation; Merger or Change in Control
(a)

Adjustments. If the number or class of outstanding Shares is changed by a stock dividend, extraordinary dividend or other distribution (whether in the form of cash, Shares, other securities, or other property, but excepting normal cash dividends), recapitalization, stock split, reverse stock split, reorganization, reincorporation, reclassification, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, then (1) the number and class of Shares reserved for issuance and future grant under the Plan set forth in Section 3, (2) the number, class and price of Shares subject to outstanding Awards, and (3) the maximum number and class of Shares that may be issued set forth in Sections 6, 7, 8, 9, and 10 will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and in compliance with applicable securities or other laws, provided that fractions of a Share will not be issued. If, by reason of an adjustment pursuant to this Section 15(a), a Participant’s Award Agreement or other agreement related to any Award, or the Shares subject to such Award, covers additional or different shares of stock or securities, then such additional or different shares, and the Award Agreement or such other agreement in respect thereof, will be subject to all of the terms, conditions, and restrictions which were applicable to the Award or the Shares subject to such Award prior to such adjustment.

(b)

Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it previously has not been exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c)

Change in Control. In the event of a merger or Change in Control, each outstanding Award will be treated as the Administrator determines, including, without limitation, that (1) Awards may be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) (the “Successor Corporation”) with appropriate adjustments as to the number and kind of shares and prices; (2) upon written notice to a Participant, that the Participant’s Awards will terminate upon or immediately prior to the consummation of such Change in Control; (3) outstanding Awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon consummation of such Change in Control, and, to the extent the Administrator determines, terminate upon or immediately prior to the effectiveness of such merger or Change in Control; (4) (i) the termination of an Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment), or (ii) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion; or (5) any combination of the foregoing. In taking any of the actions permitted under this Section 15(c), the Administrator will not be required to treat all Awards similarly in the transaction.

In the event that the Successor Corporation does not assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and

Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all Performance Goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right is not assumed or substituted for in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) or, in the case of a Stock Appreciation Right upon the exercise of which the Administrator determines to pay cash or a  , Performance Share or Performance Unit which the Administrator can determine to pay in cash, the fair market value of the consideration received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the Successor Corporation, the Administrator may, with the consent of the Successor Corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Unit or At-Risk, Performance Share, for each Share subject to such Award (or in the case of Performance Units denominated in dollars, the number of implied shares determined by dividing the value of the Performance Units by the per share consideration received by holders of Common Stock in the Change in Control), to be solely common stock of the Successor Corporation equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

Notwithstanding anything in this Section 15(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals will not be considered assumed if the Company or its successor modifies any of such Performance Goals without the Participant’s consent; provided, however, a modification to such Performance Goals only to reflect the Successor Corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

Notwithstanding anything in this Section 15(c) to the contrary, if a payment under an Award Agreement is subject to Code Section 409A and if the change in control definition contained in the Award Agreement does not comply with the definition of “change of control” for purposes of a distribution under Code Section 409A, then any payment of an amount that otherwise is accelerated under this Section will be delayed until the earliest time that such payment would be permissible under Code Section 409A without triggering any penalties applicable under Code Section 409A.

(d)

Non-Employee Director Awards. With respect to Awards granted to a Non-Employee Director that are assumed or substituted for, if on the date of or following such assumption or substitution the Participant’s status as a Director or a director of the Successor Corporation, as applicable, is terminated other than upon a voluntary resignation by the Participant (unless such resignation is at the request of the acquirer), then the Participant will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares underlying such Award, including those Shares which otherwise would not be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all Performance Goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met.

16.	Tax Withholding/Code Section 409A
(a)

Tax Withholding. The Company or any Affiliate shall have the authority to withhold, or require a Participant to remit, an amount sufficient to satisfy all federal, state, local, foreign, or other tax obligations (including any employment or payroll taxes) relating to any Award. The Administrator may permit or require such tax obligations to be satisfied by one or more of the following methods: (1) cash payment; (2) withholding Shares otherwise deliverable under an Award; (3) tendering previously acquired Shares, provided that the Administrator, in its sole discretion, may disallow such tender if it would result in adverse accounting consequences; (4) selling a sufficient number of Shares otherwise deliverable through a broker or similar arrangement; or (5) any other method approved by the Administrator. The Fair Market Value of any Shares withheld or tendered to satisfy such obligations will be determined as of the date the withholding obligation arises, and the Administrator may allow withholding at up to the maximum statutory rate permitted by Applicable Law.

(b)

Compliance With Code Section 409A. The Plan and each Award granted under the Plan are intended to either be exempt from the application of, or to comply with, the requirements of Code Section 409A so as to avoid the imposition of any additional tax, interest, or penalty thereunder. The Administrator shall have sole discretion to construe and interpret the Plan and each Award Agreement in accordance with this intent. Without limiting the generality of the foregoing:

(1)

To the extent an Award is subject to Code Section 409A, the time and form of payment shall be specified in the applicable Award Agreement, and any deferral or acceleration of payment or settlement shall only be permitted if and to the extent authorized under Code Section 409A and applicable Treasury Regulations; and

(2)

If the time and form of payment required under subsection (b)(1) of this Section is not included in the Award Agreement and there are no time and form of payment provisions otherwise applicable to such Award, the Award shall be settled by no later than March 15 of the calendar year following the year in which the Award vests, or such earlier date as may be required to qualify for the short-term deferral exemption under applicable Treasury Regulations.

For the avoidance of doubt, and to the extent permitted under applicable Treasury Regulations, Awards intended to qualify for the short-term deferral exemption shall be settled within the short-term deferral period. Further, in no event shall the Company have any obligation to indemnify or reimburse a Participant for any taxes imposed (or interest or penalties with respect thereto) as a result of Section 409A.

17.	No Effect on Employment or Service

Neither the Plan nor any Award will be interpreted as forming an employment or service relationship with the Company or any Parent, Affiliate or Subsidiary. Further, neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company or any Parent, Affiliate or Subsidiary, nor will they interfere in any way with the Participant’s right or right of the Company or any Parent, Affiliate or Subsidiary, as applicable, to terminate such relationship at any time, with or without Cause, to the extent permitted by Applicable Laws.

18.	Date of Grant

The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

19.	Term of Plan

Subject to Section 26 of the Plan, the Plan shall be effective for a period of ten (10) consecutive years starting as of the Effective Date and ending on April 1, 2035, unless terminated earlier pursuant to Section 20 of this Plan.

20.	Amendment and Termination of the Plan
(a)	Amendment and Termination. The Board or the Administrator may at any time amend, alter, suspend or terminate the Plan.
(b)	Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.
(c)

Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will materially impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

21.	Conditions Upon Issuance of Shares
(a)

Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b)

Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

22.	Inability to Obtain Authority

The inability of the Company to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Shares under any state, federal or foreign law or under the rules and regulations of the Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained.

23.	Forfeiture Events

The Administrator may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but will not be limited to, fraud, breach of a fiduciary duty, restatement of financial statements as a result of fraud or willful errors or omissions, termination of employment for Cause, violation of material Company, Affiliate and/or Subsidiary policies, breach of non-competition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, Affiliates and/or its Subsidiaries. The Administrator may also require the application of this Section with respect to any Award previously granted to a Participant even without any specified terms being included in any applicable Award Agreement to the extent required under Applicable Laws.

24.	Insider Trading Policy

Each Participant who receives an Award will comply with any policy adopted by the Company from time to time covering transactions in the Company’s securities by Employees, officers, and/or Directors of the Company, as well as with any applicable insider trading or market abuse laws to which the Participant may be subject.

25.	All Awards Subject to Company Clawback or Recoupment Policy

All Awards granted under this Plan shall be subject to the Company’s recoupment or “clawback” policies as in effect from time to time, including g any policies adopted pursuant to Rule 10D-1 under the Exchange Act and applicable listing standards. Such policies are hereby incorporated by reference into the Plan and each Award Agreement.

26.	Stockholder Approval

The Plan is subject to approval by the stockholders of the Company, which must occur within twelve (12) months following the Effective Date. Any Awards granted prior to such stockholder approval shall be expressly subject to such approval and shall be null and void if such approval is not obtained within such twelve (12)-month period. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

27.	Captions

Captions are provided herein for convenience only and will not serve as a basis for interpretation or construction of the Plan.

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